UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - November 18, 2022

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 South Mint Street, Charlotte, NC	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	HON	The Nasdaq Stock Market LLC
1.300% Senior Notes due 2023	HON 23A	The Nasdaq Stock Market LLC
0.000% Senior Notes due 2024	HON 24A	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On November 18, 2022, Honeywell International Inc. (“Honeywell”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission disclosing, among other things, that Honeywell had entered into a definitive agreement (the “Buyout Agreement”) with the North American Refractories Asbestos Personal Injury Settlement Trust (the “Trust”), providing for the elimination of Honeywell’s funding obligations to the Trust.

In the Original Form 8-K, Honeywell stated that it intended to file a copy of the Buyout Agreement as an exhibit to an amendment to the Original Form 8-K. Honeywell is now filing this Amendment No. 1 to the Original Form 8-K (“Amendment No. 1”) solely to file the Buyout Agreement as an exhibit. This Amendment No. 1 does not change any previously reported information or any disclosure contained in the Original Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description

10.1	Buyout Agreement, dated November 18, 2022, between Honeywell International Inc. and the North American Refractories Asbestos Personal Injury Settlement Trust.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HONEYWELL INTERNATIONAL INC.

Date: November 18, 2022

	By:	/s/ Anne T. Madden
Anne T. Madden
Senior Vice President and General Counsel